EXHIBIT 99.1

Oil States Announces First Quarter 2016 Results

First Quarter Highlights:

  Reports adjusted loss per diluted share of $(0.24)
  Offshore products EBITDA margins averaged 23.0%
  Offshore products book-to-bill ratio totaled 0.74x
  Reduced total debt by $37 million; net debt to book capitalization ratio of 3.6%

HOUSTON, April 27, 2016 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the first quarter ended March 31, 2016 of $(13.2) million, or $(0.26) per diluted share, which included pre-tax charges of $1.6 million, or $0.02 per diluted share after-tax, for severance and other downsizing charges.

Excluding the severance and downsizing charges, the adjusted net loss for the first quarter of 2016 totaled $(12.2) million, or $(0.24) per diluted share. These results compare to net income from continuing operations of $23.1 million, or $0.45 per diluted share, in the first quarter of 2015 after adjusting for pre-tax charges of $2.1 million for severance and other downsizing charges, and a higher effective tax rate.

During the first quarter of 2016, the Company generated revenues of $169.7 million and Adjusted EBITDA(A) of $12.1 million (excluding $1.6 million for severance and other downsizing charges). These results compare to revenues of $337.4 million and Adjusted EBITDA(A) of $68.9 million reported in the first quarter of 2015, which excluded $2.1 million of severance and other downsizing charges, representing year-over-year declines of 50% and 82%, respectively.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “The prolonged downturn in crude oil prices has resulted in meaningful reductions in customer spending plans for 2016, depressing demand for our equipment and services in an already weak drilling and completions market. Given the 2016 outlook, global E&P spending levels are expected to decline for a second consecutive year, which our industry has not experienced since the 1986-1987 timeframe. Despite further headcount and cost reduction initiatives implemented at Oil States during the first quarter, we were unable to offset the impacts of continued deterioration in market conditions as evidenced by the 26% sequential decline in the average U.S. rig count. However, on a positive note, our offshore products segment reported strong EBITDA margins on solid project execution during the quarter, resulting in EBITDA margins of 23% being realized for the quarter.

“While the current market is extremely challenging, Oil States’ balance sheet remains strong and we were able to further reduce our debt by $37 million in the first quarter.”

BUSINESS SEGMENT RESULTS

Offshore Products
Offshore products generated revenues and EBITDA of $125.9 million and $28.9 million, respectively, in the first quarter of 2016 compared to revenues of $195.6 million and EBITDA of $42.6 million in the first quarter of 2015. Segmental revenues and EBITDA decreased 36% and 32% year-over-year, respectively, due to lower contributions across most of the segment’s product lines. The lower revenues were primarily the result of reductions in drilling products and service activities, weaker demand for shorter cycle products (such as elastomer products and valves) and a backlog position that has trended lower since mid-2014, partially offset by improved subsea product revenues. Despite the weaker energy market, EBITDA margins were 23.0% in the first quarter of 2016, compared to 21.8% realized in the first quarter of 2015.  Strong project execution in the first quarter on several jobs nearing completion and a lower cost structure contributed to improvements in the EBITDA margin percentage. Backlog declined 10% sequentially, totaling $306 million at March 31, 2016 compared to $340 million reported at December 31, 2015 and $474 million reported at March 31, 2015. Major backlog additions during the first quarter included orders for connector products destined for the Middle East and mooring equipment for a Gulf of Mexico production facility.

Well Site Services
Well site services generated revenues of $43.7 million and an EBITDA loss of $(7.7) million in the first quarter of 2016 compared to revenues and EBITDA of $141.8 million and $36.5 million, respectively, in the first quarter of 2015.  Segmental revenues and EBITDA decreased 69% and 121% year-over-year, respectively, primarily due to a 66% year-over-year decrease in the number of completion services jobs performed. The segment’s first quarter 2016 results continued to be negatively impacted by the extreme competitive pressures and depressed activity levels in the U.S. shale basins. Lower utilization in the land drilling business, which averaged 6% during the first quarter of 2016, also negatively impacted results.

Income Taxes
The Company recognized an effective tax rate benefit of 37.7% in the first quarter of 2016. This compared with an effective tax rate provision of 40.6% reported in the first quarter of 2015.

Financial Condition
The Company invested $10.3 million in capital expenditures during the first quarter of 2016. Capital expenditures made during the first quarter included expansionary investments for certain offshore products facilities along with maintenance capital spent on the Company’s completion services equipment.

As of March 31, 2016, there was $86.1 million outstanding under the Company’s revolving credit facility. Total availability under the facility as of March 31, 2016 was $364.6 million (net of standby letters of credit totaling $38.4 million).

Conference Call Information
The call is scheduled for Thursday, April 28, 2016 at 10:00 am ET, is being webcast and can be accessed from the Company’s website at http://www.oilstatesintl.com. Participants may also join the conference call by dialing (800) 447-0521 in the United States or by dialing +1 847 413 3238 internationally and using the passcode 42387780. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 42387780.

About Oil States
Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at http://www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2015 filed by Oil States with the Securities and Exchange Commission on February 22, 2016.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2016	2015

Revenues	$169,655	$337,358

Costs and expenses:
Cost of sales and services	128,815	237,722
Selling, general and administrative expenses	29,979	35,605
Depreciation and amortization expense	30,403	32,579
Other operating expense (income)	563	(2,308)
	189,760	303,598
Operating (loss) income	(20,105)	33,760

Interest expense	(1,445)	(1,708)
Interest income	92	136
Other income	206	466
(Loss) income from continuing operations before income taxes	(21,252)	32,654
Income tax benefit (expense)	8,016	(13,252)
Net (loss) income from continuing operations	(13,236)	19,402
Net (loss) income from discontinued operations, net of tax	(3)	166
Net (loss) income attributable to Oil States International, Inc	$(13,239)	$19,568

Net (loss) income attributable to Oil States International, Inc.:
Continuing operations	$(13,236)	$19,402
Discontinued operations	(3)	166
Net (loss) income attributable to Oil States International, Inc	$(13,239)	$19,568

Basic net (loss) income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$(0.26)	$0.38
Discontinued operations	--	--
Net (loss) income	$(0.26)	$0.38

Diluted net (loss) income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$(0.26)	$0.38
Discontinued operations	--	--
Net (loss) income	$(0.26)	$0.38

Weighted average number of common shares outstanding:
Basic	50,042	50,826
Diluted	50,042	50,936

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	MARCH 31,	DECEMBER 31,
ASSETS	2016	2015
	(UNAUDITED)

Current assets:
Cash and cash equivalents	$43,064	$35,973
Accounts receivable, net	271,973	333,494
Inventories, net	215,499	212,882
Prepaid expenses and other current assets	18,911	29,124
Total current assets	549,447	611,473

Property, plant, and equipment, net	622,533	638,725
Goodwill, net	264,437	263,787
Other intangible assets, net	57,438	59,385
Other noncurrent assets	22,387	23,101
Total assets	$1,516,242	$1,596,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$43,199	$59,116
Accrued liabilities	43,958	49,300
Income taxes	8,643	8,303
Current portion of long-term debt and capitalized leases	524	533
Deferred revenue	35,058	36,655
Other current liabilities	292	293
Total current liabilities	131,674	154,200

Long-term debt and capitalized leases (1)	89,158	125,887
Deferred income taxes	32,557	40,497
Other noncurrent liabilities	19,949	20,215
Total liabilities	273,338	340,799

Stockholders’ equity:
Oil States International, Inc. stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 62,281,177 shares and 61,712,805 shares issued, respectively, and 51,362,615 shares and 50,953,149 shares outstanding, respectively	623	617
Additional paid-in capital	715,776	712,980
Retained earnings	1,166,624	1,179,863
Accumulated other comprehensive loss	(49,145)	(50,698)
Common stock held in treasury at cost, 10,918,562 and 10,759,656 shares, respectively	(590,974)	(587,090)
Total stockholders’ equity	1,242,904	1,255,672
Total liabilities and stockholders’ equity	$1,516,242	$1,596,471

(1) As of March 31, 2016, the Company had approximately $364.6 million available under its revolving credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	THREE MONTHS ENDED MARCH 31,
	2016	2015

Cash flows from operating activities:
Net (loss) income	$(13,239)	$19,568
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss (income) from discontinued operations	3	(166)
Depreciation and amortization	30,403	32,579
Deferred income tax (benefit) expense	(10,879)	5,923
Provision for bad debt	397	(617)
Gain on disposals of assets	(106)	(313)
Non-cash compensation charge	5,105	5,660
Amortization of deferred financing costs	195	195
Other, net	57	(213)
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	59,408	117,900
Inventories	(2,836)	(6,235)
Accounts payable and accrued liabilities	(19,955)	(65,124)
Taxes payable	8,813	2,889
Other operating assets and liabilities, net	(529)	2,345
Net cash flows provided by continuing operating activities	56,837	114,391
Net cash flows (used in) provided by discontinued operating activities	(5)	260
Net cash flows provided by operating activities	56,832	114,651

Cash flows from investing activities:
Capital expenditures	(10,281)	(38,282)
Acquisitions of businesses, net of cash acquired	--	(33,948)
Proceeds from disposition of property, plant and equipment	166	437
Other, net	383	193
Net cash flows used in continuing investing activities .	(9,732)	(71,600)
Net cash flows used in investing activities	(9,732)	(71,600)

Cash flows from financing activities:
Revolving credit (repayments) borrowings, net	(36,800)	59,030
Debt and capital lease repayments	(133)	(131)
Issuance of common stock from share-based payment arrangements	367	1,008
Purchase of treasury stock	--	(77,401)
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,883)	(6,084)
Other, net	1	(39)
Net cash flows used in continuing financing activities .	(40,448)	(23,617)
Net cash flows used in financing activities	(40,448)	(23,617)

Effect of exchange rate changes on cash	439	(648)
Net change in cash and cash equivalents	7,091	18,786
Cash and cash equivalents, beginning of period	35,973	53,263

Cash and cash equivalents, end of period	$43,064	$72,049

	Oil States International, Inc. and Subsidiaries
	Segment Data
	(in thousands)
	(unaudited)

		Three Months Ended March 31,
		2016	2015

Revenues
Completion services		$40,949	$118,111
Drilling services		2,772	23,678

Well site services		43,721	141,789
Offshore products		125,934	195,569
Total revenues		$169,655	$337,358

EBITDA (A)
Completion services (1,2)		$(6,166)	$32,341
Drilling services		(1,582)	4,186

Well site services		(7,748)	36,527
Offshore products (1,2)		28,945	42,634
Corporate and eliminations		(10,693)	(12,356)
Total EBITDA		$10,504	$66,805

Operating (loss) income
Completion services (1,2)		$(24,335)	$12,468
Drilling services		(8,105)	(2,539)

Well site services		(32,440)	9,929
Offshore products (1,2)		23,311	36,542
Corporate and eliminations		(10,976)	(12,711)
Total operating (loss) income		$(20,105)	$33,760

	Oil States International, Inc. and Subsidiaries
	Reconciliation of GAAP to Non-GAAP Financial Information
	(in thousands)
	(unaudited)

		Three Months Ended March 31,
		2016	2015

Net (loss) income from continuing operations		$(13,236)	$19,402
Income tax (benefit) expense		(8,016)	13,252
Depreciation and amortization expense		30,403	32,579
Interest income		(92)	(136)
Interest expense		1,445	1,708
EBITDA (A)		$10,504	$66,805

Adjustments to EBITDA (1,2):
Non-recurring charges		1,610	2,095
Adjusted EBITDA (A)		$12,114	$68,900

(1) Adjustments to EBITDA and operating loss for the three months ended March 31, 2016 included severance and other downsizing charges of $0.9 million related to the completion services business and $0.7 million related to the offshore products segment.

(2) Adjustments to EBITDA and operating income for the three months ended March 31, 2015 included severance and other related costs of $1.1 million related to the completion services business and $1.0 million related to the offshore products segment.

(A) The terms EBITDA and Adjusted EBITDA consist of net income from continuing operations plus net interest expense, taxes, depreciation and amortization, and certain other non-recurring items.  EBITDA and Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA and Adjusted EBITDA as a supplemental disclosure because its management believes that EBITDA and Adjusted EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA and Adjusted EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Additional Quarterly Segment and Operating Data
(unaudited)

	Three Months Ended March 31,
	2016	2015

Supplemental operating data:

Offshore products backlog ($ in millions)	$305.6	$474.2

Completion services job tickets	4,127	12,011
Average revenue per ticket ($ in thousands)	$9.9	$9.8

Land drilling operating statistics:
Average rigs available	34	34
Utilization	6.4%	44.1%
Implied day rate ($ in thousands per day)	$13.9	$17.5
Implied daily cash (loss) margin ($ in thousands per day)	$(5.6)	$3.5

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Senior Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Investor Relations
713-470-4860